CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 1999, except as to the third and fourth sentences of the first paragraph of Note 3 to which the date is March 31, 1999, relating to the financial statements, which is incorporated by reference in V-ONE Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


                                            /s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
June 9, 2000